ANADARKO PETROLEUM CORPORATION

30,000,000 Shares

Common Stock

($0.10 par value per Share)

UNDERWRITING AGREEMENT

May 11, 2009

UNDERWRITING AGREEMENT

May 11, 2009

UBS Securities LLC

Barclays Capital Inc.

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 30,000,000 shares (the “Firm Shares”) of common stock, $0.10 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 4,500,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-137183) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any other registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares.

Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act) (“Issuer Free Writing Prospectus”), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with the pricing information orally conveyed with confirmations listed in Schedule C hereto and any combination of one or more of the Permitted Free Writing Prospectuses, if any.

“Applicable Time,” as used herein, means 8:30 A.M., New York City Time, on May 12, 2009.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $44.59 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) and Barclays Capital Inc. (“Barclays”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS and Barclays may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the Firm Shares through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 15, 2009 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents with respect to the purchase of the Shares shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP at 1111 Louisiana Street, Houston, Texas 77002, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company has filed with the Commission the Registration Statement, including the Basic Prospectus, covering the registration of the Shares under the Act, which has become effective.

(b) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Act) filed within three years of the date of this Agreement, and the Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Act). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when any Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify you, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to you, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify you of such effectiveness. The

Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be. The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) (i) At the time of the filing of the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(d) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Shares and (D) at the time of purchase and any additional time of purchase, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus Supplement pursuant to Rule 424(b) and (C) at the time of purchase and any additional time of purchase, the Prospectus will conform in all material respects to the requirements of the Act and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 16 of this Agreement.

(e) As of the Applicable Time, the Disclosure Package did not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Pre-Pricing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 16 of this Agreement.

(f) Each Covered Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies you as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of a Covered Free Writing Prospectus there occurred or occurs an event or development as a result of which such Covered Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Covered Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify you and (ii) the Company has promptly amended or will promptly amend or supplement such Covered Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentences do not apply to statements in or omissions from any Covered Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 16 of this Agreement.

(g) The accountants who certified the financial statements of the Company included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package are independent public accountants as required by the Act.

(h) The consolidated financial statements of the Company together with related schedules and notes, included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied during the period, except as stated therein.

If applicable, the pro forma financial information set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package is, in all material respects, fairly presented and prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, except to the extent stated therein, and gives effect to assumptions used in the preparation thereof which have been made on a reasonable basis and in good faith.

(i) The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company made available to the Underwriters or their counsel for review true and complete copies of all minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each Significant Subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(j) Except as described in the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse (a “Material Adverse Change”).

(k) Except as described in the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, no litigation or governmental proceeding has been instituted or, to the knowledge of the Company, threatened against the Company or any subsidiary which would reasonably be expected to have any material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package; and the Company is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(m) Each significant subsidiary of the Company within the meaning of Regulation S-X (each “Significant Subsidiary”) is a duly incorporated or formed and validly existing corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect. The issued and outstanding common stock or other equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Prospectus and the Disclosure Package, are owned by the Company free and clear of any mortgages, liens or similar encumbrances.

(n) Neither the Company nor any Significant Subsidiary is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) in default in the performance or observance of any obligation in any indenture, mortgage, evidence of indebtedness or similar agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not have a Material Adverse Effect. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein and therein and the incurrence of the obligations herein and therein set forth, have been or will be duly authorized by all necessary corporate action and do not and will not, conflict with, or constitute or result in a breach of or default under, the certificate of incorporation or bylaws of the Company or, except for any such conflict, breach or default which would not have a Material Adverse Effect, any law, order, rule, regulation or court decree or any bond, debenture, note or other evidence of indebtedness or any material contract, lease, license, indenture, mortgage, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound; and the Company has full corporate power and authority to issue and sell the Shares as contemplated by this Agreement.

(o) No consent, approval, authorization, order or qualification or registration of or with any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except for (i) the registration of the offer and sale of the Shares under the Act and such consents, approvals, authorizations, orders, qualifications or registrations as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters; and (ii) such consents, approvals, authorizations, orders, qualifications or registrations, the failure of which to obtain or make would not individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and each Significant Subsidiary possess such valid franchises, certificates of convenience and necessity, easements, rights of way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as, in the opinion of the Company, are necessary to carry on the respective businesses of each as described in the Prospectus and the Disclosure Package, except where the failure to possess such would not have a Material Adverse Effect.

(q) Except as disclosed in the Disclosure Package and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries and their respective properties and operations are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable laws, rules, regulations, ordinances, codes, orders, and other legally enforceable requirements relating to the prevention of pollution, the preservation of environmental quality, the protection of natural resources, or the remediation of environmental contamination (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries and their respective properties and operations are not subject to any proceeding, lawsuit, or other legal action or, to the Company’s knowledge, any investigation or inquiry, by or before any governmental authority pursuant to any Environmental Law; (iii) the Company and its subsidiaries and their respective properties and operations are not subject to any liability (including any obligation to perform any investigatory, corrective or remedial action that has been asserted) pursuant to Environmental Laws in connection with any release into the environment of, or any exposure of any person or property to, any pollutant, contaminant, solid or hazardous waste, hazardous or toxic substance, or any other material regulated under Environmental Laws.

(r) Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have (i) generally satisfactory title to their oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industries in the areas in which the Company operates, (ii) good and marketable title to all other real property owned by them to the extent necessary to carry on their business and (iii) good and marketable title to all personal property owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(s) (i) The oil and natural gas reserve estimates of the Company and its subsidiaries, as of December 31, 2006, 2007 and 2008 contained in the Disclosure Package and the Prospectus are derived from reports by the Company and reviewed by Netherland, Sewell & Associates, Inc. or Miller and Lents, Ltd., as set forth and to the extent indicated therein, and (ii) such estimates reasonably reflect the oil and natural gas reserves of the Company and its subsidiaries, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(t) Each of Miller and Lents, Ltd. and Netherland, Sewell & Associates, Inc. have represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and its subsidiaries and for the periods set forth in the Disclosure Package and the Prospectus.

(u) This Agreement has been duly authorized, executed and delivered by the Company.

(v) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(w) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(x) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Common Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Common Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus). All of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

(y) The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, for the Shares are in due and proper form.

(z) Except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares. No person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby (other than demand registration rights with respect to 4,000,000 shares as set forth in the Anadarko Petroleum Corporation Benefits Trust Agreement, amended and restated effective as of November 25, 2008).

(aa) The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the persons listed on Exhibit A-1 hereto.

(bb) Neither the Company nor any of its subsidiaries is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will either of them be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc) The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(dd) The Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company covenants with each of you, and with each Underwriter participating in the offering of Shares, as follows with respect to such offering of Shares:

(a) As soon as practicable, following the execution of this Agreement, the Company will prepare the Prospectus setting forth the number of Shares covered thereby, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, the public offering price of the Shares, if applicable, the selling concession and reallowance applicable to the Shares, if any, any Additional Shares information and such other information as you and the Company deem appropriate in connection with the offering of the Shares. The Company will transmit copies of the Prospectus to the Commission in compliance with Rule 424 under the Act and will furnish to the Underwriters named therein as many copies of the Prospectus and the Disclosure Package as you shall reasonably request for the purposes contemplated by the Act.

(b) If at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Shares any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act, the Company will, as soon as practicable, prepare and file (if required) with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

(c) If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not contain any statement of untrue material fact or omit to state a material fact necessary in order to make the statements not misleading, in the light of the circumstances when delivered to a prospective purchaser, or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the date of this Agreement relating to the Shares, earnings statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act).

(e) The Company, during the period when the Prospectus is required by the Act to be delivered in connection with sales of such Shares, will, except in the case of reports filed pursuant to the Exchange Act, give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package, whether pursuant to the Act or otherwise and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed in a reasonable time for review by the Underwriters in advance of filing.

(f) The Company, during the period when the Prospectus is required by the Act to be delivered by you in connection with sales of Shares, will notify each of you, as soon as practicable, and confirm the notice in writing, of: (i) the effectiveness of any amendment to the Registration Statement; (ii) the mailing or delivery to the Commission for filing of any supplement to the Prospectus or the Disclosure Package, or any document to be filed pursuant to the Exchange Act; (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Disclosure Package; (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package or for additional information; and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the threat or initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(g) The Company will deliver to each of you, as soon as practicable, as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including, except to the extent available on EDGAR, exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus and the Disclosure Package pursuant to Item 12 of Form S-3 under the Act) as you may reasonably request and will also deliver to you, upon your request, a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

(h) The Company will cooperate with you to qualify the Shares for offering and sale under the applicable Blue Sky or securities laws of such states and other jurisdictions of the United States as you may designate, and will cooperate in maintaining such qualifications in effect for as long as may be required for the distribution of such Shares except that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which such Shares or the sale thereof shall have been qualified as above provided, the Company will cooperate with you to make and file such statements and reports in each year as may be required by the laws of such jurisdiction. The Company will cooperate in the determination of the eligibility for investment of the Shares under the laws of such jurisdictions as you reasonably request.

(i) Beginning on the date hereof and ending on, and including, the date that is 75 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of UBS and Barclays, the Company will not (i) file (or participate in the filing of) a registration statement (other than a registration statement on Form S-8) with the Commission, (ii) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clauses (i)-(iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement

(excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and (D) as required or permitted by the Company’s benefit plans to reimburse or pay income tax in connection with the vesting of restricted stock, restricted stock units or similar grants.

(j) The Company will use its best efforts to cause the Shares to be listed on the NYSE and to maintain the listing of the Common Stock, including the Shares, on the NYSE.

(k) The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5. Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of UBS and Barclays, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and UBS and Barclays, it has not made and will not make any offer relating to the Shares that would constitute a Covered Free Writing Prospectus. The Company represents that it has treated and agrees that it will treat each Covered Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Covered Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Conditions of Your Obligations. The obligations of the Underwriters to purchase Shares pursuant to this Agreement are subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained as of the date of this Agreement and as of the time of purchase and any additional time of purchase, if applicable, to the performance by the Company in all material respects of all of its covenants and other obligations hereunder and to the following further conditions:

(a) The Prospectus shall have been filed with the Commission in accordance with the Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(b) At the time of purchase and the additional time of purchase, if any, you shall have received signed copies of:

(i) The opinion, dated as of the time of purchase and the additional time of purchase, if any, of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Company that:

(A) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority under the Delaware General Corporation Law and its certificate of incorporation and bylaws to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(B) The execution and delivery of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action by the Company. The Underwriting Agreement has been duly and validly executed and delivered by the Company.

(C) The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, par value $0.10 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.

(D) The [Firm] [Additional] Shares have been duly authorized and, when issued and delivered against payment therefore in accordance with the Underwriting Agreement, will have been validly issued, fully paid and non-assessable will not have been issued in violation of any preemptive or similar rights created under the Company’s Certificate of Incorporation or Bylaws, under the Delaware General Corporation Law or under any contracts filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, any Current Report on Form 8-K filed by the Company during 2009 or the Registration Statement.

(E) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(F) The statements in the Prospectus under the caption “Description of Common Stock,” insofar as such statements constitute a summary of the terms of the Common Stock, fairly summarize the terms of the Common Stock in all material respects.

(G) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any laws for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder, except (i) such Filings as have been obtained or made, (ii) Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and (iii) such filings under the Act as may be required under Section 4 hereof.

(H) The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(I) The execution and delivery of the Underwriting Agreement by the Company do not, and the performance of its obligations under the Underwriting Agreement will not, result in a violation of the Company’s certificate of incorporation or bylaws.

(J) The statements included in the Disclosure Package and the Prospectus under the heading “United States Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

Such special counsel shall also state that:

(1) Each of the Registration Statement, the documents incorporated by reference therein, the Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein as to which such counsel need express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act; and

(2) No information has come to such counsel’s attention that causes such special counsel to believe that (i) the Registration Statement, as of its effective date and as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as amended or supplemented, if applicable, as of its date and as of the time of purchase, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, such counsel need not express any view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein.

With respect to subparagraphs (1) and (2) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption of any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein except as otherwise provided in clauses (C) and (I) above.

In rendering such opinion, such special counsel may opine only as to the Federal laws of the United States, the laws of the States of Texas and New York and the General Corporation Law of the State of Delaware. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources. In rendering such opinion, special counsel for the Company may have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

(ii) The opinion dated as of the time of purchase and the additional time of purchase, if any, of the General Counsel or Deputy General Counsel of the Company, in form and substance satisfactory to you, to the effect that:

(A) The Company and each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(B) Each Significant Subsidiary is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the entity power and authority under the applicable entity law and its certificate of incorporation and bylaws or similar organizational documents to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(C) The issued and outstanding common stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the Company owns the issued and outstanding common stock or other equity interests of each Significant Subsidiary free and clear of any mortgages, liens or similar encumbrances.

(D) The execution and delivery of the Underwriting Agreement, the issuance of the Shares, the incurrence of the obligations set forth therein and the consummation of the transactions therein contemplated do not and will not conflict with or constitute or result in a breach of, or default under: (a) any judgment, order or decree of the United States government, governmental instrumentality thereof or any United States court having jurisdiction over the Company, any Significant Subsidiary, or any of their property, which is material to such entities, taken as a whole; (b) any provision of any contract, indenture, mortgage, loan agreement, note, lease or similar agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which they or any material part of their property is bound; or (c) federal laws or the General Corporation Law of the State of Delaware, except for such conflicts, breaches or defaults as would not have a Material Adverse Effect.

(E) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or similar organizational documents and, to the best of such counsel’s knowledge no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in a Registration Statement or the Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement, except for such defaults as would not have a Material Adverse Effect.

(F) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any laws for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder, except (i) such other Filings as have been obtained or made and (ii) Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(G) To the best of such counsel’s knowledge, there is no litigation or governmental proceeding instituted or threatened against the Company or any Significant Subsidiary which would be required to be disclosed in the Prospectus or the Disclosure Package and which is not disclosed.

Such counsel shall also state that:

(1) Each of the Registration Statement, the documents incorporated by reference therein, the Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act; and

(2) No information has come to such counsel’s attention that causes such counsel to believe that (i) the Registration Statement, as of its effective date and as of the date of the Underwriting Agreement, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as amended or supplemented, if applicable, as of its date and as of the time of purchase, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, such counsel need not express any view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein.

With respect to subparagraphs (1) and (2) above, such counsel may state that his or her opinion and belief are based upon his or her participation in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption for any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein.

In rendering the foregoing opinion or opinions, such counsel may opine only as to the Federal laws of the United States, the laws of the State of Texas and the statutes of the State of Delaware governing corporations, partnerships and limited liability companies. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible. In rendering the foregoing opinion, such counsel may have received and may rely upon such certificates and other documents and information as he or she may reasonably request to pass upon such matters.

(iii) The opinion or opinions, dated as of the time of purchase and the additional time of purchase, if any, of counsel for the Underwriters specified in the Prospectus and the Disclosure Package, with respect to the validity of the Shares, the Registration Statement, the Prospectus, the Disclosure Package and other related matters as you reasonably may request. In rendering the foregoing opinion, such counsel may rely, to the extent recited therein, as to matters involving the laws of any jurisdiction other than the State of Delaware, upon opinions of local counsel. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Change which, in your judgment, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook (other than an announcement, following a ratings upgrading by a ratings agency, that the Company has been placed on negative outlook by such ratings agency); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in your judgment, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in your judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

(d) (i) On the date of this Agreement, but prior to its execution, you shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package and (ii) at the time of purchase and the additional time of purchase, if any, KPMG LLP shall have furnished to you a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i), except that the specified date referred to shall be a date not more than three business days prior to the date of purchase or the additional date of purchase, if any.

(e) On the date of this Agreement but prior to its execution, you shall have received from Miller and Lents, Ltd., a letter, dated such date, in form and substance satisfactory to you, with respect to the December 31, 2008 reserve information for the Company, included or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package.

(f) The Underwriters shall have received a certificate, dated the time of purchase and, if applicable, the additional time of purchase, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state, in their respective capacities as officers of the Company, that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the time of purchase and, if applicable, the additional time of purchase; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Disclosure Package, there has been no Material Adverse Change except as set forth in the Disclosure Package or as described in such certificate.

(g) At the time of purchase and, if applicable, the additional time of purchase, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

(h) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(aa) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(i) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(j) The Financial Industry Regulatory Authority, Inc. shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

If any condition specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the time of purchase and, if applicable, the additional time of purchase, and such termination shall be without liability of any party to any other party except as otherwise provided in Section 7, 8 and 9 hereof.

The obligations of the Underwriters to purchase Additional Shares pursuant to this Agreement are subject to the delivery to you at the additional time of purchase of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

7. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Underwriters may designate and the preparation and printing of memoranda relating thereto, for any costs and expenses related to, the review by the Financial Industry Regulatory Authority of the Shares (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Shares on the New York Stock Exchange and other national and foreign exchanges, fees and expenses in connection with the registration of the Shares under the Exchange Act, and expenses incurred in distributing any Pre-Pricing Prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

8. Indemnity and Contribution.

(a) Indemnification of the Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration

Statement at any time, the Pre-Pricing Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 of this Agreement.

(b) Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Pre-Pricing Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided that the indemnifying party shall reimburse any legal or other expenses incurred by such indemnified party for separate counsel (including a local counsel) if (i) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (ii) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the indemnified party shall have requested in writing that the indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any

Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If the purchase of the Shares by the Underwriters is not consummated for any reason other than because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Shares have been purchased under this Agreement, the representations and warranties in Section 3 hereof and all obligations under Section 4 hereof shall also remain in effect.

10. Default. If one or more of the Underwriters participating in an offering of Shares shall fail at the time of purchase and any applicable additional time of purchase, as the case may be, to purchase the Shares which it or they are obligated to purchase at such time under this Agreement (the “Defaulted Shares”), then such of you as are named therein shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 36 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Shares, and if the Company shall not have completed arrangements for the purchase of all, but not less than all, of the Defaulted Shares by other underwriters satisfactory to such of you as are named in this Agreement, then:

(a) if the aggregate principal amount of Defaulted Shares does not exceed 10% of the aggregate principal amount of Firm Shares to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the aggregate principal amount of Firm Shares set forth opposite the names of all such non-defaulting Underwriters; or

(b) if the aggregate principal amount of Defaulted Shares exceeds 10% of the aggregate principal amount of Firm Shares to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company except, in each case, as provided in Sections 8 and 9 hereof.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability to the Company or any non-defaulting Underwriter for damages in respect of any default of such Underwriter hereunder.

In the event of a default by any Underwriter or Underwriters as set forth in this Section which does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the time of purchase and any applicable additional time of purchase, as the case may be, for a period of not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you, c/o UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Equities Syndicate Department; and notices to the Company shall be directed to it at: 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, attention of Vice President and Treasurer, or to such other address or person as may be designated in any such notice.

12. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and any Underwriters who becomes party to this Agreement and their respective successors. Nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

14. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other parties thereof.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) Arm’s-Length Negotiations. The price of the Shares was established by the Company following discussions and arm’s-length negotiations with you, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Information Furnished by the Underwriters. The statements set forth on the cover page of the Prospectus and the statements set forth in under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in this Agreement.

17. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Shares sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

ANADARKO PETROLEUM CORPORATION

By:	/s/ Bruce W. Busmire
	Name:	Bruce W. Busmire
	Title:	Vice President, Finance and Treasurer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC
BARCLAYS CAPITAL INC.

By:	UBS SECURITIES LLC

By:	/s/ Joel Foote

	Name:	Joel Foote
	Title:	Managing Director

By:	/s/ Daniel S. Hoverman

	Name:	Daniel S. Hoverman
	Title:	Director

By:	BARCLAYS CAPITAL INC.

By:	/s/ Joseph P. Coleman

	Name:	Joseph P. Coleman
	Title:	Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	15,000,000
BARCLAYS CAPITAL INC.	15,000,000

Total	30,000,000

SCHEDULE B

1.	Free Writing Prospectus dated May 11, 2009 filed by the Company on May 12, 2009.

SCHEDULE C

Price to the public per share: $45.50.

Net proceeds to the Company, before expenses: $1,337,700,000.

EXHIBIT A

Lock-Up Agreement

May 11, 2009

UBS Securities LLC

Barclays Capital Inc.

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), UBS Securities LLC, Barclays Capital Inc. and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.10 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 75 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Barclays Capital Inc., (i) file (or participate in the filing of) a registration statement (other than a registration statement on Form S-8) with the Securities and Exchange Commission (the “Commission”), (ii) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clauses (i)-(iii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (d) as required or permitted by the Company’s benefit plans to reimburse or pay income tax in connection with the vesting of restricted stock, restricted stock units or similar grants. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC and Barclays Capital Inc., make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

*     *     *

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position

1. James T. Hackett	Chairman, President and CEO

2. Robert P. Daniels	Senior Vice President, Worldwide Exploration

3. Robert G. Gwin	Senior Vice President, Finance and Chief Financial Officer

4. Charles A. Meloy	Senior Vice President, Worldwide Operations

5. Robert K. Reeves	Senior Vice President, General Counsel and Chief Administrative Officer

6. R.A. Walker	Chief Operating Officer

A-1-1